Exhibit 4.3

EXECUTION VERSION

2024 NOTES SUPPLEMENTAL INDENTURE NO. 1

This 2024 NOTES SUPPLEMENTAL INDENTURE NO. 1, dated June 22, 2016 (this “2024 Notes Supplemental Indenture”), is made and entered into among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2” and, together with Finco 1, the “Fincos”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (in such capacity, the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Base Indenture referred to below.

RECITALS

A. Section 9.01 of the Base Indenture, dated June 22, 2016, among the Fincos and the Trustee (the “Base Indenture” and, together with this 2024 Notes Supplemental Indenture, the “Indenture”) provides that, without the consent of Holders of any series of Notes, the Fincos and the Trustee may enter into a supplemental indenture to the Base Indenture to establish the form or terms of Initial Notes of any series pursuant to Section 2.01 of the Base Indenture.

B. The Fincos desire to issue $1,625,000,000 aggregate principal amount of 7.125% Senior Notes due 2024 (the “2024 Notes”), and in connection therewith, the Fincos have duly determined to make, execute and deliver to the Trustee this 2024 Notes Supplemental Indenture to set forth the terms and provisions of the 2024 Notes as required by the Base Indenture. This 2024 Notes Supplemental Indenture shall supplement the Base Indenture insofar as it will apply only to the 2024 Notes issued hereunder (and not to any other series of Notes).

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the 2024 Notes:

Section 1. 2024 Notes. Pursuant to Section 2.01 of the Base Indenture, the terms and provisions of the 2024 Notes are as follows:

(a) The title of the 2024 Notes shall be “7.125% Senior Notes due 2024.”

(b) The 2024 Notes shall be initially limited to $1,625,000,000 aggregate principal amount. Subject to compliance with Section 4.09 of the Base Indenture, the Issuers may, without the consent of the Holders of the 2024 Notes, increase such aggregate principal amount in the future, on the same terms and conditions, except for any differences in the issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue. The 2024 Notes issued originally hereunder and any additional Notes of such series subsequently issued, shall be treated as a single class for purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if any such additional Notes are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such additional Notes of such series will have a separate CUSIP number and ISIN number from the Initial Notes of such series.

(c) The price at which the 2024 Notes shall be issued to the public is 100.000%.

(d) The Stated Maturity for the 2024 Notes shall be on June 15, 2024. The 2024 Notes shall not require any principal or premium payments prior to the Stated Maturity.

(e) The rate at which the 2024 Notes shall bear interest shall be 7.125% per annum, as set forth in Section 1 of the form of 2024 Note attached hereto as Exhibit A. Interest on the 2024 Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 22, 2016; provided that the first Interest Payment Date shall be December 15, 2016. Each June 15 and December 15 in each year, commencing December 15, 2016, shall be an Interest Payment Date for the 2024 Notes. The June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date shall be the Record Date for the interest payable on such Interest Payment Date, even if such 2024 Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay. The Issuers shall pay interest on overdue principal at a rate equal to the interest rate on the 2024 Notes to the extent lawful, and the Issuers shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(f) Payments of principal of, premium, if any, and interest on the 2024 Notes represented by one or more Global Notes initially registered in the name of The Depository Trust Company (the “Depositary”) or its nominee with respect to the 2024 Notes shall be made by the Issuers through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be.

(g) The 2024 Notes shall be redeemable in accordance with the terms and provisions set forth in Section 2 hereof and (to the extent they do not conflict with Section 2 hereof) the terms and provisions of Article 3 of the Base Indenture.

(h) There shall be no mandatory sinking fund for the payments of the 2024 Notes.

(i) The 2024 Notes shall be represented by one or more Global Notes deposited with the Depositary and registered in the name of the nominee of the Depositary. The 2024 Notes, including the form of the certificate of authentication, shall be substantially in the form attached hereto as Exhibit A, the terms of which are incorporated by reference in this 2024 Notes Supplemental Indenture.

(j) The Bank of New York Mellon Trust Company, N.A. shall be the Trustee for the 2024 Notes.

(k) Article 10 of the Base Indenture shall apply to the 2024 Notes.

(l) To the extent not set forth otherwise herein, the provisions of Article 2 of the Base Indenture are applicable.

Section 2. Optional Redemption of the 2024 Notes.

(a) At any time prior to June 15, 2019, the Issuers may, at their option and on one or more occasions, redeem all or a part of the 2024 Notes, upon notice as described in Section 3.03 of the Base Indenture, at a Redemption Price equal to 100% of the principal amount of the 2024 Notes to be redeemed plus the 2024 Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of 2024 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(b) On and after June 15, 2019, the Issuers may, at their option and on one or more occasions, redeem the 2024 Notes, in whole or in part, upon notice as described in Section 3.03 of the Base Indenture, at the Redemption Prices (expressed as percentages of principal amount of the 2024 Notes to be redeemed) set forth in this Section 2(b), plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2019	105.344%
2020	103.563%
2021	101.781%
2022 and thereafter	100.000%

(c) At any time prior to June 15, 2019, the Issuers may, at their option, upon notice as described in Section 3.03 of the Base Indenture, on one or more occasions redeem up to 40% of the aggregate principal amount of 2024 Notes (including Additional Notes of such series) issued under the Indenture at a Redemption Price (as calculated by Covenant Parent) equal to (i) 107.125% of the aggregate principal amount thereof (the “2024 Equity Claw Redemption Amount”), with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to an Issuer, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the aggregate principal amount of 2024 Notes originally issued under the Indenture on the Issue Date (but excluding any Additional Notes of such series issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering; provided, further, that the aggregate of the 2024 Equity Claw Redemption Amount and the 2021 Equity Claw Redemption Amount (as defined in the 2021 Notes Supplemental Indenture No. 1, dated as of June 22, 2016, among the Fincos and the Trustee) shall not exceed the aggregate net cash proceeds from an Equity Offering being used to effect a redemption in connection therewith.

(d) In connection with any tender offer for the 2024 Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding 2024 Notes validly tender and do not withdraw such 2024 Notes in such tender offer and the Issuers, or any third party approved in writing by Covenant Parent making such tender offer in lieu of the Issuers, purchases all of the 2024 Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuers) or purchase (with respect to a third party) all 2024 Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of the 2024 Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.

(e) A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.

Any redemption pursuant to this Section 2 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

Section 3. Definitions.

(a) “2024 Applicable Premium” means, with respect to any 2024 Note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such 2024 Note; and

(2)	the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2024 Note at June 15, 2019 (such redemption price being set forth in the table appearing in Section 2(b) herein), plus (ii) all required interest payments due on such 2024 Note through June 15, 2019 (excluding accrued but unpaid interest to the Redemption Date), computed by Covenant Parent on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the 2024 Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such 2024 Note.

Calculation of the 2024 Applicable Premium will be made by Covenant Parent and such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

(b) “2024 Treasury Rate” means, as obtained by Covenant Parent, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 15, 2019; provided, however, that if the period from such Redemption Date to June 15, 2019 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Section 4. Governing Law. THIS 2024 NOTES SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5. Counterparts. The parties may sign any number of copies of this 2024 Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 6. Trustee Not Responsible for Recitals or Issuance of 2024 Notes. The recitals contained herein and in the 2024 Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Fincos, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this 2024 Notes Supplemental Indenture or of the 2024 Notes. The Trustee shall not be accountable for the use or application by the Issuers of 2024 Notes or the proceeds thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written:

DIAMOND 1 FINANCE CORPORATION

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice-President & Assistant Secretary

DIAMOND 2 FINANCE CORPORATION

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice-President & Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

EXHIBIT A

[Face of 2024 Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [    ]

ISIN [    ]1

[RULE 144A] [REGULATION S] [GLOBAL] NOTE

representing up to

$[                         ]

7.125% Senior Notes due 2024

No.	[$ ]

DIAMOND 1 FINANCE CORPORATION

and

DIAMOND 2 FINANCE CORPORATION

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                          United States Dollars] on June 15, 2024.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

[1]	Rule 144A Note CUSIP: 25272K AW3
Rule 144A Note ISIN: US25272KAW36
Regulation S Note CUSIP: U2526D AH2
Regulation S Note ISIN: USU2526DAH27

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

DIAMOND 1 FINANCE CORPORATION

By:
Name:
Title:

DIAMOND 2 FINANCE CORPORATION

By:
Name:
Title:

This is one of the 2024 Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
Dated:

By:
Authorized Signatory

[Back of 2024 Note]

7.125% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1. INTEREST. Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), and Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2” and, together with Finco 1, the “Fincos”), promise to pay interest on the principal amount of this 2024 Note at 7.125% per annum, from June 22, 2016 until Maturity. Upon consummation of the EMC Transactions, (x) Finco 1 will merge with and into Dell International and Dell International will assume the obligations of Finco 1 pursuant to the 2024 Notes Supplemental Indenture No. 2 and (y) Finco 2 will merge with and into EMC and EMC will assume the obligations of Finco 2 pursuant to the 2024 Notes Supplemental Indenture No. 2, in each case under this 2024 Note. The Issuers shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2024 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 22, 2016; provided that the first Interest Payment Date shall be December 15, 2016. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2024 Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the 2024 Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. This note is one of the series designated on the face hereof (individually, a “2024 Note” and, collectively, the “2024 Notes”).

2. METHOD OF PAYMENT. The Issuers will pay interest on the 2024 Notes to the Persons who are registered Holders of the 2024 Notes at the close of business (if applicable) on the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such 2024 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders of the 2024 Notes at their addresses set forth in the register of Holders, provided that all payments of principal of and interest and premium, if any, with respect to the 2024 Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Denali or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the 2024 Notes under the Base Indenture, dated as of June 22, 2016 (the “Base Indenture”), among the Fincos and the Trustee, as supplemented by the 2024 Notes Supplemental Indenture No. 1, dated as of June 22, 2016 (the “2024 Notes Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), among the Fincos and the Trustee. This 2024 Note is one of a duly authorized issue of Notes of the Issuers designated as their 7.125% Senior Notes due 2024. The Issuers shall be entitled to issue Additional Notes constituting 2024 Notes pursuant to Sections 2.01 and 4.09 of the Base Indenture and Section 1(b) of the 2024 Notes Supplemental Indenture. The terms of the 2024 Notes include those stated in the Indenture. The 2024 Notes are subject to all such terms, and Holders of the 2024 Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this 2024 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The 2024 Notes are subject to optional and special mandatory redemption, and may be the subject of a Change of Control Offer and an Asset Sale Offer, as further described in the Indenture. Except as provided in Section 3.10 of the Base Indenture, the Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2024 Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The 2024 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2024 Notes may be registered and 2024 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 2024 Note or portion of a 2024 Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any 2024 Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any 2024 Notes for a period of 15 days before a selection of 2024 Notes to be redeemed.

7. PERSONS DEEMED OWNERS. The registered Holder of a 2024 Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the 2024 Notes or the related Note Guarantees may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the 2024 Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the 2024 Notes, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders of the 2024 Notes shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This 2024 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE 2024 NOTES AND THE NOTE GUARANTEES.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers and/or similar numbers to be printed on the 2024 Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the 2024 Notes. No representation is made as to the accuracy of such numbers either as printed on the 2024 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Janet B. Wright

Email: Janet_Wright@Dell.com

ASSIGNMENT FORM

To assign this 2024 Note, fill in the form below:

(I) or (we) assign and transfer this 2024 Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 2024 Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2024 Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2024 Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[    ] Section 4.10        [    ] Section 4.14

If you want to elect to have only part of this 2024 Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2024 Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the 2024 Note is issued in global form.